                                                                     Exhibit 5.1



                                                October 21, 1998


Baldwin Piano & Organ Company
422 Wards Corner Road
Loveland, Ohio 45140-8390

    Re: Registration of 200,000 Shares of Common Stock of Baldwin Piano & Organ Company pursuant to Registration Statement on Form S-8

Ladies and Gentlemen:

                  We have acted as counsel to Baldwin Piano & Organ Company, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, on Form S-8 (the "Registration Statement") of 200,000 shares of the Company's Common Stock, $.01 par value per share (the "Shares"), issuable under the Company's 1998 Omnibus Stock Plan.

                  As counsel for the Company, we have made such legal and factual examinations and inquiries as we deem advisable for the purpose of rendering this opinion. In addition, we have examined such documents and materials, including the Certificate of Incorporation, Bylaws, and other corporate records of the Company, as we have deemed necessary for the purpose of this opinion.

                  On the basis of the foregoing, we are of the opinion that the 200,000 shares of Common Stock of the Company registered for issuance pursuant to the Registration Statement, are currently validly authorized and, when issued as contemplated by the Registration Statement, will be legally issued, fully paid and nonassessable shares of Common Stock of the Company.

                  We hereby consent to the filing of this opinion as part of the above-referenced Registration Statement and amendments thereto.

                                           Very truly yours,

                                           GRAYDON, HEAD & RITCHEY

                                           /s/ Douglas D. Roberts
                                           -----------------------
                                           Douglas D. Roberts



                                      -9-